February 4, 2016
Craig Cocchi
C/O Lumentum Operations LLC
400 N. McCarthy Blvd
Milpitas, CA 95035
Re: Your Employment with Lumentum Operations LLC
Dear Craig:
This letter will confirm the terms of your continued employment with Lumentum Operations LLC (the “Company” or “Lumentum”), and the termination of your employment on April 1, 2016 (the “Termination Date”).
Between the date of this Agreement and April 1, 2016, you will continue in a full time capacity, at your current base salary. You will continue to be eligible to participate in the Company’s Cash Incentive Plan (“CIP”). You also will continue to be eligible to participate in the Company’s benefit plans available to all U.S. Company employees pursuant to the terms of those plans. Your previously granted equity awards will continue to vest until the Termination Date pursuant to the terms of each grant.
On the Termination Date, the Company will provide you with your final paycheck, which will include all accrued, unpaid wages and accrued ESPP contributions, if any. Additionally, following the Termination Date, and conditioned upon (a) your termination being for reasons other than for “Cause” (as defined below), and (b) your execution and non-revocation of a separation agreement and release of claims in a form attached hereto as Exhibit “A”, the Company will provide you with the benefits described in Section 3(e)(i) through (iii) of the Company’s 2015 Change in Control and Severance Benefits Plan, as Amended and Restated, as filed by the Company on Form 8-K on August 6, 2015 (the “Plan”).
Please also note that your employee Proprietary Information and Inventions Agreement signed upon the commencement of your employment continues in full force and effect in accordance with its terms.
Notwithstanding any contrary provisions to this letter, until the date your employment with the Company actually terminates, your employment will remain at-will, and may be terminated at any time by you or the Company with or without Cause.
For purposes of this letter, “Cause” is defined as (a) willful malfeasance by the employee which has a material adverse impact upon the Company; (b) substantial and continuing willful refusal to perform duties ordinarily performed by an employee in the same or similar position; (c) conviction of the employee of a felony, or of misdemeanor which would have a material adverse effect on the Company’s goodwill if Employee is retained as an employee of the Company; or (d) willful and continuing failure, after notice and opportunity to cure, by Employee to comply with material written or known policies and procedures of the Company including but not limited to the Lumentum Code of Business Conduct and Insider Trading Policy.

To acknowledge your understanding and acceptance of the terms of this letter, we would appreciate your signing where indicated below.

Sincerely,

/s/ Alan Lowe

Alan Lowe
President and Chief Executive Officer

Agreed and Accepted:	Date:

/s/ Craig Cocchi	2/4/16
Craig Cocchi

EXHIBIT A

DATE

NAME
ADDRESS

Re:	Separation from Lumentum on DATE

Dear NAME,

This letter agreement (“Agreement”) will confirm the terms of your separation from your employment with Lumentum Operations LLC and its parent, subsidiaries and affiliated entities (the “Company”) effective DATE (the “Termination Date”). The Effective Date of this Agreement will be the 8th calendar day following the date of your signature below.

On the Termination Date the Company will provide you with your final paycheck, which will include your regular base pay through your termination date, plus the value of your unused vacation pay earned through that date. If you were a participant in the employee stock purchase program (ESPP), your contributions for the current period will be refunded to you.

Pursuant to the Lumentum Holdings Inc. Change in Control and Severance Benefits Plan, as Amended and Restated (the “Severance Plan”), you will receive the following, conditioned upon your execution, delivery, and non-revocation of this Agreement:

•
Equity-Based Awards: Any and all unvested Company equity-based awards that are subject to time-based vesting conditions as set forth in Schedule 1 (the “Equity Awards”) will automatically be accelerated so that the number of shares subject to the Equity Awards that would have vested over the nine-month period following the Termination Date will become immediately and completely vested and exercisable. This acceleration of vesting will become effective on the 60th day following the Termination Date (the “Trigger Date’). Any unvested portion of the Equity Awards as of the Termination Date will be forfeited. Except as described herein, each Equity Award will remain subject to the terms and conditions of the award agreement and plan under which the Equity Award was granted. You will have 90 calendar days from the Termination Date to exercise any stock options that are vested on or before your Termination Date.

•
Cash Severance: Within ten days following the Trigger Date, you will receive a lump sum cash payment in the amount of $xx, less applicable withholdings, which is equal to nine months of your base salary rate as of the Termination Date.

•
COBRA Continuation. If you elect benefits continuation under COBRA following the Termination Date, the Company will reimburse you for the full monthly costs of such benefits for a period of nine months or until you are no longer eligible for COBRA benefits, whichever is sooner. If the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of applicable law, then in lieu of providing reimbursements for COBRA premiums, the Company may elect instead to pay you to or before the first day of each month covered by this paragraph, a fully taxable cash payment equal to the COBRA premium for that much, less applicable withholdings

Upon the termination of your employment you will be eligible for COBRA benefits continuation. A package containing appropriate COBRA information will be mailed to you shortly after your termination by the third-party vendor that manages this program for Lumentum.

You acknowledge and agree that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, equity awards, vesting, and any and all other benefits and compensation due to you.

Your Proprietary Information and Inventions Agreement signed on DATE (the “Proprietary Agreement”), will continue in full force and effect in accordance with its terms. You acknowledge and agree to continue to abide by the terms and conditions of the Company’s Insider Trading Policy in accordance with its terms. Except as described in this Agreement or in Sections 9 and 10(d) of the Severance Plan, any further rights under any other agreements, whether written or oral, shall be terminated as of the Effective Date hereof, including without limitation any right to severance payments, bonus payments, equity award vesting or other benefits, and this Agreement shall represent the entire understanding between you and the Company regarding the terms of your employment and termination of employment, will supersede any previous discussions and understandings, and may not be modified except in writing signed by you and the Company

In consideration of the terms of this Agreement, you completely release from and agree not to file, cause to be filed, or otherwise pursue against the Company, its affiliated, related, parent or subsidiary corporations, and its present and former directors, officers, employees, attorneys, insurers and affiliated entities (collectively, the “Releaseees”) from any claims, actions and causes of action, known or unknown, that you may now have, or at any other time had, or shall or may have against these released parties including claims arising from or related to your employment, the termination of your employment, or any other matter, cause, fact, act or omission whatsoever occurring or existing at any time up to and including the date of execution of this Agreement, including but not limited to claims for compensation (including bonus and severance payments), equity awards or claimed rights related to equity awards, breach of contract, wrongful termination, retaliation, fraud, misrepresentation, unfair business practices, breach of fiduciary duty, defamation, infliction of emotional distress, invasion of privacy, personal injury or national origin, race, color, age, sex, sexual orientation, religious, disability, medical condition or other discrimination or harassment arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (“ADEA”), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act; the Fair Credit Reporting Act; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act (and any other analogous state or federal laws or any other applicable law, all as they have been or may be amended, any other claims for violation of any federal, state, or local law, and any and all claims for attorneys’ fees and costs.

Notwithstanding the previous paragraph, the parties acknowledge and agree that this release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to, your right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give you the right to recover any monetary damages against the Company; your release of claims herein bars you from recovering such monetary relief from the Company). Notwithstanding the foregoing, you acknowledge that any and all disputed wage claims that are released herein shall be subject to binding arbitration as noted herein, except as required by applicable law. You represent that you have made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section. The Company will maintain D&O insurance on your behalf to the same extent maintained on behalf of executive officers of the Company.

You have been advised that you have 21 calendar days to consider the terms of this Agreement (but may sign it at any time beforehand if you so desire), and that you can consult an attorney in doing so. You also understand that you can revoke your acceptance of the terms of this Agreement within seven calendar days of signing it by sending a certified letter to that effect to the Company’s General Counsel. Notwithstanding the foregoing, you agree that the portion of this Agreement that pertains to the release of claims under the ADEA shall not become effective or enforceable until the seven calendar day revocation period has expired, but that all other terms of this Agreement will become effective upon your signature below.
You agree that this release specifically covers known and unknown claims and you waive your rights under Section 1542 of the California Civil Code or under any comparable law of any other jurisdiction. Section 1542 states: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor”

You agree to return all Company property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, and equipment furnished to or prepared by you in the course of or incident to your employment. Further, you agree that you will not make or publish, either orally or in writing, any disparaging statement regarding the Company or any other Releasee, including, without limitation, the business, products, intellectual property, financial standing, future, or employment/compensation/benefit practices of the Company. In order to insure that there is no subsequent dispute regarding such potential impedance or interference, you agree that for a period of one year after the Termination Date you will not, for yourself or any third party, directly or indirectly employ, solicit for employment, or recommend for employment any person who was employed by the Company as of the Termination Date.
YOU AND THE COMPANY AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, YOUR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. YOU AND THE COMPANY AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. YOU AND THE COMPANY HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER YOU OR THE COMPANY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN YOU AND THE COMPANY, YOUAN THE COMPANY AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

You understand and agree that, as a condition of this Agreement, you are not entitled to any future employment with the Company following the Termination Date, and you waive any right, or alleged right, of employment or re-employment with the Company. You further agree not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company after the Termination Date.

You understand that nothing in this Agreement will in any way limit or prohibit you from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” will mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, and the National Labor Relations Board with the understanding that you cannot recover any monetary relief for any such claims, unless such a waiver is prohibited by law. Notwithstanding any restrictions set forth in this Agreement, you understand that you are not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor are you obligated to advise the Company as to any such disclosures or communications. Notwithstanding, in making any such disclosures or communications, you agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Proprietary Agreement to any parties other than the relevant government agencies. You further understand that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement.

Please confirm your acceptance of the foregoing by signing below.

Sincerely,

Alan Lowe
President and Chief Executive Officer

Agreed and Accepted:	Date:

NAME

Schedule 1

Equity Awards

Grant Date	Award Type	Total Shares	Vested Shares as of Termination Date	Accelerated Shares as of Trigger Date	Unvested and Cancelled Shares as of Termination Date